UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2018 (August 20, 2018)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Thomas C. Kennedy as Chief Financial Officer

On August 20, 2018, Thomas C. Kennedy resigned as Chief Financial Officer of Hertz Global Holdings, Inc. (“Hertz Global Holdings”) and The Hertz Corporation (“Hertz” and, together with Hertz Global Holdings, the “Companies”) to pursue the next chapter of his career. The Companies thank Mr. Kennedy for his contributions over the last four and one-half years and wish him well in his next endeavor. In connection with Mr. Kennedy’s departure from the Companies, the Companies expect to enter into a Separation Agreement with Mr. Kennedy. The terms of the Separation Agreement will be included in a subsequent Current Report on Form 8-K.

Appointment of Jamere Jackson as Chief Financial Officer

On August 20, 2018, the Companies announced that Jamere Jackson, 49, will become Chief Financial Officer of the Companies effective as of September 10, 2018.

Mr. Jackson served as Chief Financial Officer of Nielsen Holdings plc from March 2014 to August 2018. Prior to joining Nielsen Holdings, Mr. Jackson was the Vice President & Chief Financial Officer of GE Oil & Gas - Drilling & Surface. He joined General Electric Company in 2004 and held a variety of leadership roles in GE Corporate and GE Aviation before joining GE Oil & Gas. In 2013, he was named a GE Vice President and Company Officer. Prior to joining GE, Mr. Jackson held several roles in finance, mergers and acquisitions and strategic planning at The Procter & Gamble Company, Yum! Brands, Inc., First Data Corporation and Total System Services.

Mr. Jackson is on the Board of Directors of Eli Lilly and Company where he serves as a member of its Audit and Finance Committees.

Mr. Jackson’s offer letter provides that Mr. Jackson will be employed by the Companies on an at will basis with an annual base salary of $775,000 and will be eligible to participate in the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”) with a target award of 110% of base salary. The Senior Executive Bonus Plan was filed as Exhibit 10.10 to the Current Report on Form 8-K of Hertz Global Holdings filed on July 7, 2016. In connection with his employment, Mr. Jackson will receive (i) a $704,000 cash award payable within 30 days of employment, (ii) a $250,000 cash award payable in March 2019, (iii) a time-vesting restricted stock unit grant of $1,128,000 which will vest one-third per year on the anniversary of the grant date assuming continued employment and (iv) a performance stock unit grant of $1,500,000 which will vest on the third anniversary of the grant date assuming continued employment and subject to attainment of applicable performance metrics, with the equity awards to be granted under the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan”) on the first business day of the quarter following Mr. Jackson’s start date. The cash payments referenced in clauses (i) and (ii) are subject to repayment of (x) 100% of such amounts if Mr. Jackson terminates his employment or is terminated for cause by the Companies within twelve months of his start date or (y) 50% of such amounts if Mr. Jackson terminates his employment or is terminated for cause by the Companies between twelve and twenty-four months of his start date. The Omnibus Plan was filed as Exhibit 99.1 to the Form S-8 Registration Statement of Hertz Global Holdings filed on June 24, 2016. Starting in 2019, Mr. Jackson will be eligible for an annual equity grant at a target amount of $2,000,000 pursuant to the Omnibus Plan, subject to approval by the Compensation Committees of the Companies. Mr. Jackson shall also be eligible for use of a Hertz service vehicle for personal and professional use, reimbursement of expenses related to relocation of Mr. Jackson’s primary residence through a vendor selected by the Companies and participation in other compensation and benefit programs available to executive officers of the Companies.

Appointment of Robin C. Kramer as Acting Chief Financial Officer

Effective immediately, during the period from August 20, 2018 to September 10, 2018, Robin C. Kramer, 52, the Senior Vice President and Chief Accounting Officer of the Companies, will serve as Acting Chief Financial Officer of the Companies.

Ms. Kramer has served as Senior Vice President and Chief Accounting Officer of the Companies since May 2014. Prior to joining the Companies, Ms. Kramer was an audit partner at Deloitte & Touche LLP, a professional services firm, from 2007 to 2014, including serving in Deloitte’s National Office Accounting Standards and Communications Group from 2007 to 2010. From 2005 to 2007, Ms. Kramer served as Chief Accounting Officer of Fisher Scientific International, Inc, a laboratory supply and biotechnology company, and from 2004 to 2005 Ms. Kramer served as

Director, External Reporting, Accounting and Control for the Gillette Company, a personal care company. Ms. Kramer also held partner positions in the public accounting firms of Ernst & Young LLP and Arthur Andersen LLP. Ms. Kramer is a licensed CPA in Massachusetts, New York and Connecticut. She is a member of the Massachusetts Society of CPAs, the AICPA, and served as a Board Member for the Massachusetts State Board of Accountancy from September 2011 to December 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits: The following exhibits are filed herewith as part of this report:

Exhibit 10.1 Offer Letter of Jamere Jackson dated August 15, 2018
Exhibit 99.1 Press Release dated August 20, 2018

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Executive Vice President, General Counsel and Secretary
Date:  August 20, 2018